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                                                                    EXHIBIT 23.1


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
[LOGO]  BAGELL, JOSEPHS, LEVINE                 High Ridge Commons
        & COMPANY, L.L.C.                       Suites 400-403
        Certified Public Accountants            200 Haddonfield Berlin Road
                                                Gibbsboro, New Jersey 08026
                                                P: 856-346-2828
                                                F: 856-346-2882
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Securities & Exchange Commission
Washington, D.C. 20549


          Consent of Independent Registered Public Accounting Firm

Ladies and Gentlemen:

     We consent to the use in this Post Effective Amendment No. 1 to the Registration Statement on form SB-2 (No. 333-122891) of our report dated October 21, 2004, relating to the financial statements of Conolog Corporation and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                     /s/ BAGELL, JOSEPHS, LEVINE & COMPANY, LLC

                                         BAGELL, JOSEPHS, LEVINE & COMPANY, LLC


Gibbsboro, New Jersey

September 15, 2005